Exhibit 99.1

Investor Relations Contact

hq@omegahouston.com

(713) 623-0060

Omega Protein Announces Fourth Quarter and Fiscal Year 2011 Financial Results

Strong Production Generates Highest Annual Revenues and Net Income in the Company’s History

HOUSTON, TX – March 8, 2012 – Omega Protein Corporation (NYSE:OME), a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products, today reported financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter and Full Year 2011 Highlights:

•	Revenues: $62.8 million for the quarter, a 46% increase over the 2010 fourth quarter, and $235.2 million for the year, a 40% increase over 2010
•	Gross profit margin: 17.2% for the quarter and 23.2% for the year
•	Net income: $0.6 million ($0.03 per diluted share) for the quarter and $34.2 million ($1.71 per diluted share) for the year
•	Production: The Company experienced its highest overall production since 2003 and highest fish catch since 2002

Fourth Quarter 2011 Results

Omega Protein fourth quarter of 2011 revenues increased 46% to $62.8 million from $43.1 million in the same period last year. The composition of revenue by nutritional product line was 76% fish meal, 15% fish oil, 5% specialty nutraceutical ingredients, and 4% fish solubles and other. Fish meal sales prices decreased 27% compared to the fourth quarter of 2010. Fish oil sales prices increased 28% compared to the fourth quarter of 2010.

The Company reported gross profit of $10.8 million, or 17.2% as a percentage of revenues, for the fourth quarter of 2011, versus gross profit of $19.1 million, or 44.2% as a percentage of revenues, for the fourth quarter of 2010. The decrease in gross profit was due in part to decreased fish meal sales prices and a 41% decrease in fish oil sales volumes, partially offset by increased fish oil sales prices and a 120% increase in fish meal sales volumes. Gross profit was also adversely affected by low fish oil yields during the 2011 fishing season, which offset the positive impact of an increased fish catch on unit costs. In addition, on a comparable basis gross profit as a percentage of revenues for the fourth quarter of 2010 benefited significantly from greater than anticipated inventory production after September 30, 2010. As a result, standard cost for 2010 inventory, for which sales commenced largely in the third quarter of 2010, was decreased and all previous sales of 2010 inventory production were adjusted during the fourth quarter ended December 31, 2010. The impact of the change in standard cost to the fourth quarter of 2010 was estimated to be approximately $4.0 million.

Selling, general and administrative expenses for the fourth quarter of 2011 increased $3.6 million to $8.4 million compared to $4.8 million in the fourth quarter of 2010. The increase in selling, general and administrative expenses is primarily due to the addition of Cyvex’s and InCon’s combined related expenses of $0.9 million and $1.4 million of increased employee compensation related costs including stock option and restricted stock compensation expense. In addition, the Company expensed $0.6 million for two legal reserves and incurred $0.6 million of impairment and other non-recurring charges during the fourth quarter of 2011.

The Company also recorded a net loss on disposal of assets of $1.4 million for the fourth quarter of 2011 primarily related to the write down in value to net realizable value of the Company’s experimental catamaran style fishing vessel that the Company does not anticipate using in the future.

Net income for the fourth quarter ended December 31, 2011 was $0.6 million ($0.03 per diluted share) compared to $8.3 million ($0.44 per diluted share) for the same period last year. The decrease in net income was a result of the factors previously described, which were partially offset by a tax credit and other tax adjustments. Excluding the expensed legal reserves, impairment and non-recurring charges, loss on disposal of assets, and assuming an effective tax rate of 35.0%, net income for the fourth quarter of 2011 would have been $1.8 million ($0.09 per diluted share).

“We are pleased with our ability to increase production and as a result improve revenues year-over-year and report record annual net income, despite experiencing lower fish oil yields and lower inventories in 2011 due to fishing restrictions from the 2010 Deepwater Horizon oil spill,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “Although fish meal prices continue to be pressured, in 2012 we are hopeful Omega Protein will experience another strong fishing season and improved yields compared to 2011.”

Mr. Scholtes continued, “Our executive team remains focused on better positioning Omega Protein long-term by improving our ability to penetrate the more profitable human nutrition market with our nutrient-rich fish oils. We continue to be pleased with our 2010 Cyvex acquisition and the integration of our recent InCon acquisition into our human nutrition business. Going forward, we expect to continue to build upon our existing nutritional platform and further expand our human nutrition products business. Our strong balance sheet provides us with the opportunity to fund complementary acquisitions and investments as we move further into the food and nutrition market, which we believe will increase shareholder value.”

Full Year 2011 Results

Revenues in 2011 increased 40% to $235.2 million compared to revenues of $167.7 million for the year ended December 31, 2010. The increase in revenues was primarily due to higher sales volumes of 67% for the Company’s fish meal and higher sales prices of 26% for the Company’s fish oil, partially offset by decreased sales prices of 16% for the Company’s fish meal and decreased sales volumes of 9% for the Company’s fish oil. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $13.1 million decrease in revenues due to the decrease in fish meal sales prices and a $65.6 million increase in revenue caused by increased fish meal sales volumes, when comparing 2011 and 2010. Average revenue per ton for fish meal, oil and solubles declined from $1,034 in 2010 to $982 in 2011.

Cyvex, acquired by the Company in December 2010, contributed $13.1 million of revenue and InCon, acquired by the Company in September 2011, generated $1.2 million of revenue.

The Company reported gross profit of $54.7 million, 23.2% as a percentage of revenues, in 2011, versus gross profit of $49.2 million, 29.3% as a percentage of revenues, for the same period last year. The decrease in gross profit as a percentage of revenue was primarily due to the decrease in fish meal sales prices as well as an increased cost per unit of production in 2011 as compared to 2010.

Net income for the year ended December 31, 2011 was $34.2 million ($1.71 per diluted share) compared to $18.3 million ($0.97 per diluted share) in 2010. The 2011 net income results include $26.2 million of pre-tax final settlements with the Gulf Coast Claims Facility (GCCF) related to the 2010 Gulf of Mexico oil spill disaster and $0.8 million for a pre-tax settlement with the Company’s former insurance broker.

Balance Sheet

The Company’s balance sheet continues to strengthen with stockholders equity of $196.6 million and working capital of $110.0 million as of December 31, 2011. The Company’s cash balance increased $31.6 million to $51.4 million as compared to $19.8 million at December 31, 2010. This increase was primarily due to the sale of inventory, the final settlement of the Company’s claims relating to damages resulting from the Gulf of Mexico oil spill disaster with the GCCF and proceeds from the exercise of stock options. This increase was partially offset by spending related to the 2011 fishing season, capital spending, debt payments, the acquisition of InCon and final payments related to the acquisition of Cyvex.

Adjusted EBITDA to Net Income Reconciliation

The following table provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and twelve months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net Income	$563	$8,327	$34,157	$18,259
Reconciling items:
Interest expense	298	389	1,936	2,323
Income tax provision	(406)	4,222	17,728	9,980
Depreciation and amortization	4,488	3,922	16,430	14,796
Net loss on disposal of assets	1,447	749	2,096	1,002
GCCF, 2008 and 2005 hurricane settlements	—	—	(26,964)	(234)

Adjusted EBITDA	$6,390	$17,609	$45,383	$46,126

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, net loss on disposal of assets, and the GCCF and 2008 and 2005 hurricane litigation settlements. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a company’s operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company’s performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by other companies. Adjusted EBITDA amounts may not be fully available for management’s discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Conference Call Information

Omega Protein will host a conference call on its fourth quarter and full year 2011 financial results at 8:30 a.m., Eastern Time, on Friday, March 9, 2012. The Company’s senior management will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 domestically or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaproteininc.com. A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaproteininc.com and will be available for 90 days. A telephonic replay of the conference call will be available through March 22, 2012. Domestic callers can access the replay by dialing (877) 870-5176 and international callers can dial (858) 384-5517. The access code for the replay is 389514. About Omega Protein

Omega Protein Corporation is a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products. Omega Protein makes its products from menhaden, an Omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projects, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business and its deferral of inventory sales based on worldwide prices for competing products; (6) the long-term effect of the Deepwater Horizon oil spill on the Company’s business, operations and fish catch; (7) the business, operations, potential or prospects for the Company’s subsidiaries, Cyvex Nutrition, Inc. and InCon Processing, LLC, the dietary supplement market or the human health and wellness segment generally; and (8) the cost of compliance with existing and future government regulations. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on

Form 10-K, Form 10-Q and Form 8-K.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$51,391	$19,784
Receivables, net	16,788	11,492
Inventories	64,893	74,692
Deferred tax asset, net	1,784	1,673
Prepaid expenses and other current assets	2,238	3,641

Total current assets	137,094	111,282
Other assets, net	5,423	3,051
Energy swap asset, net of current portion	—	23
Property, plant and equipment, net	122,512	111,726
Goodwill and other intangible assets	12,801	10,702

Total assets	$277,830	$236,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,992	$2,994
Current portion of capital lease obligation	517	439
Accounts payable	3,779	2,776
Accrued liabilities	19,818	21,360

Total current liabilities	27,106	27,569
Long-term debt, net of current maturities	27,302	30,307
Capital lease obligation, net of current portion	268	820
Interest rate swap liability, net of current portion	—	98
Energy swap liability, net of current portion	113	—
Deferred tax liability	13,900	11,313
Pension liabilities, net	10,868	8,254
Other long-term liabilities	1,712	896

Total liabilities	81,269	79,257

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 19,568,851 and 18,827,278 shares issued and outstanding at December 31, 2011 and 2010, respectively	194	188
Capital in excess of par value	124,817	116,950
Retained earnings	82,229	48,072
Accumulated other comprehensive loss	(10,679)	(7,683)

Total stockholders’ equity	196,561	157,527

Total liabilities and stockholders’ equity	$277,830	$236,784

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues	$62,847	$43,133	$235,220	$167,704
Cost of sales	52,035	24,058	180,546	118,519

Gross profit	10,812	19,075	54,674	49,185

Selling, general, and administrative expense	8,364	4,809	23,595	15,634
Research and development expense	138	378	1,588	1,727
Proceeds/gains resulting from Gulf of Mexico oil spill disaster	—	—	(26,177)	—
Other proceeds/gains resulting from natural disaster, net – 2008 storms	—	—	—	(234)
Other proceeds/gains resulting from natural disaster, net – 2005 storms	—	—	(787)	—
Loss on disposal of assets	1,447	749	2,096	1,002

Operating income	863	13,139	54,359	31,056
Interest income	9	10	43	38
Interest expense	(471)	(561)	(2,109)	(2,495)
Other expense, net	(244)	(39)	(408)	(360)

Income before income taxes	157	12,549	51,885	28,239
Provision for income taxes	(406)	4,222	17,728	9,980

Net income	$563	$8,327	$34,157	$18,259

Basic earnings per share	$0.03	$0.44	$1.77	$0.97

Weighted average common shares outstanding	19,418	18,819	19,255	18,799

Diluted earnings per share	$0.03	$0.44	$1.71	$0.97

Weighted average common shares and potential common share equivalents outstanding	19,907	19,109	19,940	18,911

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	2011	2010
Cash flows from operating activities:
Net income	$34,157	$18,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,430	14,796
(Other proceeds/gains) loss resulting from natural disaster, net – 2008 storms	—	(234)
Loss resulting from debt refinancing	—	—
Loss on disposal of assets, net	2,096	1,002
Provisions for losses on receivables	48	48
Share based compensation	3,295	1,794
Deferred income taxes	4,255	9,526
Changes in assets and liabilities:
Receivables	(4,751)	(315)
Inventories	10,181	(10,866)
Prepaid expenses and other current assets	126	(600)
Other assets	(3,850)	(1,535)
Accounts payable	761	384
Accrued liabilities	446	4,111
Pension liability, net	(748)	(604)
Other long-term liabilities	816	32

Net cash provided by operating activities	63,262	35,798

Cash flows from investing activities:
Proceeds from disposition of assets	2,339	72
Proceeds from insurance companies and grant, hurricanes	—	234
Acquisition of InCon, net of cash acquired	(9,028)	—
Acquisition of Cyvex, net of cash acquired	(2,170)	(10,289)
Capital expenditures	(23,893)	(15,599)

Net cash used in investing activities	(32,752)	(25,582)

Cash flows from financing activities:
Principal payments of long-term debt	(3,007)	(2,619)
Principal payments of capital lease obligation	(474)	(375)
Debt issuance costs	—	—
Proceeds from borrowings	—	10,000
Proceeds from stock options exercised	2,879	339
Tax effect of stock options exercised	1,699	46

Net cash provided by financing activities	1,097	7,391

Net increase in cash and cash equivalents	31,607	17,607
Cash and cash equivalents at beginning of year	19,784	2,177

Cash and cash equivalents at end of year	$51,391	$19,784